                                  EXHIBIT 21.1

                            REGENCY AFFILIATES, INC.
                            SCHEDULE OF SUBSIDIARIES

                                        PERCENT        STATE OF
           NAME OF SUBSIDIARY            OWNED       INCORPORATION    OTHER NAMES USED
----------------------------------------------------------------------------------------
    National Resource Development
    Corp.                                 80%           Nevada              None
----------------------------------------------------------------------------------------

    Drilling Co.                          80%           Delaware            None
    ("Drilling")
----------------------------------------------------------------------------------------
    RegTransco, Inc.                      80%(1)       Delaware             None
----------------------------------------------------------------------------------------

    Rustic Crafts International, Inc.     100%         Delaware             None
----------------------------------------------------------------------------------------



--------------
     1 RegTransco, Inc. is wholly owned by Drilling, which is itself an 80% owned subsidiary of the Registrant.


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